Calculation of Filing Fee Tables
S-3
Xerox Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock of Xerox Holdings Corporation, par value $1.00 per share	457(a)	3,872,062	$ 2.54	$ 9,835,037.48		$ 855.65
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,835,037.48		$ 855.65
			Total Fees Previously Paid:						$ 855.65
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1) The registrant is hereby registering up to 3,872,062 shares of common stock of Xerox Holdings Corporation, par value $1.00 per share (the "Common Stock"), to be offered and sold by the selling stockholders. 2) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, this Registration Statement also covers such additional number of our Common Stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events. 3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the Nasdaq Global Select Market, for our Common Stock on October 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date